Exhibit 10.8

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, dated as of June 21, 2021, is entered into by and among Angel Oak Mortgage, Inc., a Maryland corporation (the “Company”), the Lead Investors, the Angel Oak Investors and the Other Investors (as each term is defined below).

RECITALS

WHEREAS, in connection with the IPO (as defined below), the Company intends to consummate the transactions described in the IPO Registration Statement (as defined below), including, without limitation, the distribution to the Investors, as partners in Angel Oak Mortgage Fund, LP (“Angel Oak Mortgage Fund”), of shares of the Company’s common stock, $0.01 par value per share (“Common Stock”) (such distribution of shares of Common Stock made in connection with the IPO is hereby referred to as the “IPO Distributions”);

WHEREAS, the limited partnership agreement, as amended, of Angel Oak Mortgage Fund provided that the Investors would be entitled to customary registration rights with respect to the shares of Common Stock received by the Investors in connection with the IPO;

WHEREAS, pursuant to separate letter agreements between the Manager (as defined below) and each Lead Investor, it was agreed that the Lead Investors would be provided with certain specified registration rights; and

WHEREAS, the parties believe that it is in the best interests of the Company and the other parties hereto to set forth their agreements regarding registration rights.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
EFFECTIVENESS

Setion 1.1.      Effectiveness. This Agreement shall become effective upon the date first written above.

ARTICLE II.
DEFINITIONS

Setion 2.1.      Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the board of directors of the Company: (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement, from and after its effective date, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the preamble.

“Angel Oak Investor” means any of the Manager, Sreeniwas Prabhu and Michael Fierman. Collectively, such Persons are referred to as the “Angel Oak Investors”.

“Angel Oak Mortgage Fund” has the meaning set forth in the Recitals.

“Articles of Amendment” means the Articles of Amendment and Restatement of the Company as filed with the State Department of Assessments and Taxation of Maryland on June 17, 2021, as the same may be amended, modified or restated from time to time.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the preamble.

“Demand Notice” has the meaning set forth in Section 3.1.3.

“Demand Registration” has the meaning set forth in Section 3.1.1(a).

“Demand Registration Request” has the meaning set forth in Section 3.1.1(a).

“Demand Registration Statement” has the meaning set forth in Section 3.1.1(c).

“Demand Suspension” has the meaning set forth in Section 3.1.6.

“DK Investor” means Xylem Finance LLC, a Delaware limited liability company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority.

“Holder” means (a) any Investor who then holds Registrable Securities under this Agreement or (b) any assignee or transferee of such Registrable Securities to the extent (i) permitted under the Articles of Amendment and (ii) such assignee or transferee agrees in writing to be bound by all the provisions hereof, unless such Registrable Securities are acquired in a public distribution pursuant to a Registration Statement under the Securities Act or pursuant to transactions exempt from registration under the Securities Act where securities sold in such transaction may be resold without subsequent registration under the Securities Act.

“Inspectors” has the meaning set forth in Section 3.5.1(q).

“Investor” means any of the Lead Investors, the Angel Oak Investors or the Other Investors. Collectively, such Persons are referred to as the “Investors”.

“IPO” means the Company’s initial Public Offering of its Common Stock registered under the Securities Act.

“IPO Distributions” has the meaning set forth in the Recitals.

“IPO Registration Statement” means the Registration Statement on Form S-11 (Registration No. 333-256301), as amended, of the Company.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Lead Investor” means any of the MS Investor or the DK Investor. Collectively, such Persons are referred to as the “Lead Investors”.

“Loss” has the meaning set forth in Section 3.8.1.

“Manager” means Falcons I, LLC, a Delaware limited liability company and the external manager of the Company.

“Market Value” means the volume-weighted average closing price per share of Common Stock on the primary securities exchange on which shares of Common Stock are then listed or quoted for the 10 consecutive trading days immediately preceding the date of a written request for registration or other applicable measurement date.

“MS Investor” means NHTV Atlanta Holdings LP, a Delaware limited partnership.

“Other Investor” means any Investor set forth on the signature pages hereto (other than any Lead Investor or any Angel Oak Investor). Collectively, such Persons are referred to as the “Other Investors”.

“Ownership Limit Provisions” mean the various provisions of the Articles of Amendment set forth in Article VII thereof restricting the transfer and ownership of shares of Common Stock by Persons to specified percentages of the outstanding shares of Common Stock.

“Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Piggyback Notice” has the meaning set forth in Section 3.3.1.

“Piggyback Registration” has the meaning set forth in Section 3.3.1.

“Potential Takedown Participant” has the meaning set forth in Section 3.2.5(b).

“Pro Rata Portion” means, with respect to any applicable Holder requesting that its shares be registered or sold in an Underwritten Public Offering, a number of such shares equal to the aggregate number of Registrable Securities to be registered or sold (excluding any shares to be registered or sold for the account of the Company) multiplied by a fraction, the numerator of which is the aggregate number of Registrable Securities held by such Holder, and the denominator of which is the aggregate number of Registrable Securities held by all Holders requesting that their Registrable Securities be registered or sold.

“Prospectus” means (i) the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments and supplements, and all other material incorporated by reference in such prospectus, and (ii) any Issuer Free Writing Prospectus.

“Public Offering” means a public offering and sale for cash of Common Stock or of securities into which Common Stock may be exchanged or converted pursuant to an effective Registration Statement under the Securities Act (other than a Registration Statement on Form S-4 or Form S-8 or any successor form).

“Registrable Securities” means shares of Common Stock at any time owned, either of record or beneficially, by any Holder and received by such Holder in connection with the IPO Distributions and any additional shares of Common Stock issued as a dividend, distribution, substitution or exchange for, upon any stock split, reverse stock split, recapitalization, combination or similar event, or in respect of such shares until (i) a Registration Statement covering such shares has been declared (or become) effective under the Securities Act and such shares have been disposed of pursuant to such effective Registration Statement, (ii) such shares have been disposed of pursuant to Rule 144, (iii) all such shares may be disposed of by such Holder in one transaction pursuant to Rule 144 without being subject to volume and manner of sale restrictions (it being understood, for the avoidance of doubt, that this clause (iii) shall not apply to any Holder who has been advised by counsel that such Holder is or may be considered to be an Affiliate of the Company) or (iv) such shares have been otherwise transferred in a transaction that constitutes a sale thereof under the Securities Act, the Company has delivered to the Holder’s transferee a new certificate or other evidence of ownership for such shares not bearing the Securities Act restricted stock legend and such shares may be resold or otherwise transferred by such transferee without subsequent registration under the Securities Act.

“Registration” means registration under the Securities Act of the offer and sale to the public of any Registrable Securities under a Registration Statement. The terms “register,” “registered” and “registering” shall have correlative meanings.

“Registration Expenses” has the meaning set forth in Section 3.7.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related Prospectus) filed on Form S-4 or Form S-8 or any successor form thereto.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision).

“SEC” means the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shelf Filing Eligibility Date” has the meaning set forth in Section  3.2.1.

“Shelf Registration” has the meaning set forth in Section 3.2.1.

“Shelf Registration Notice” has the meaning set forth in Section 3.2.2.

“Shelf Registration Request” has the meaning set forth in Section 3.2.1.

“Shelf Registration Statement” has the meaning set forth in Section 3.2.1.

“Shelf Suspension” has the meaning set forth in Section 3.2.4.

“Shelf Takedown Notice” has the meaning set forth in Section 3.2.5(b).

“Shelf Takedown Request” has the meaning set forth in Section 3.2.5(a).

“Transfer” means, with respect to any Registrable Security, any interest therein, or any other securities or equity interests relating thereto, a direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition thereof, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise. “Transferred” shall have a correlative meaning.

“Underwritten Public Offering” means an underwritten Public Offering, including any bought deal or block sale to a financial institution conducted as an underwritten Public Offering.

“Underwritten Shelf Takedown” means an Underwritten Public Offering pursuant to an effective Shelf Registration Statement.

Setion 2.2.      Other Interpretive Provisions. In addition to the definitions referred to or set forth below in this Section 2:

(a)            The words “hereof”, “herein”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and references to a particular Section of this Agreement include all subsections thereof;

(b)            The word “including” is not limiting and means “including, without limitation;”

(c)            Definitions are equally applicable to both nouns and verbs and the singular and plural forms of the terms defined;

(d)            The masculine, feminine and neuter genders shall each be deemed to include the other; and

(e)            The section and subsection headings in this Agreement are for convenience in reference only and shall not be deemed to alter or affect the interpretation of any provisions hereof.

ARTICLE III.
REGISTRATION RIGHTS

The Company will perform and comply, and cause each of its subsidiaries to perform and comply, with such of the following provisions as are applicable to them. Each Holder will perform and comply with such of the following provisions as are applicable to such Holder.

Setion 3.1.      Demand Registration.

Section 3.1.1.      Request for Demand Registration.

(a)            Except as otherwise specified in this Section 3.1, at any time following the 181st day after the closing of the IPO, each Lead Investor shall have the right to make written requests (each, a “Demand Registration Request”) to the Company for Registration of all or part of the Registrable Securities held by such Lead Investor. Any such Registration pursuant to a Demand Registration Request shall hereinafter be referred to as a “Demand Registration.”

(b)            Each Demand Registration Request shall specify (x) the aggregate amount of Registrable Securities to be registered, and (y) the intended method or methods of disposition thereof.

(c)            Upon receipt of a Demand Registration Request, the Company shall as promptly as practicable file a Registration Statement (a “Demand Registration Statement”) relating to such Demand Registration, and use its commercially reasonable efforts to cause such Demand Registration Statement to be promptly (but in any event within ninety (90) days) declared (or become) effective under the Securities Act.

Section 3.1.2.      Limitation on Demand Registrations. The Company shall not be obligated to take any action to effect any Demand Registration if: (i) a Demand Registration was declared effective or an Underwritten Shelf Takedown was consummated within the preceding ninety (90) days; (ii) the Registrable Securities requested to be registered pursuant to the Demand Registration Request has a Market Value of less than $25 million; or (iii) the Company previously filed three (3) Demand Registration Statements at the request of one or more Lead Investors and such Demand Registration Statements were declared (or became) effective under the Securities Act (it being understood that the filing of the Shelf Registration Statement pursuant to Section 3.2 below shall not be deemed to be the filing of a Demand Registration Statement at the request of one or more Lead Investors).

Section 3.1.3.      Demand Notice. Promptly upon receipt of a Demand Registration Request pursuant to Section 3.1.1 (but in no event more than five (5) Business Days thereafter), the Company shall deliver a written notice (a “Demand Notice”) of any such Demand Registration Request to each (i) other Holder holding Registrable Securities with a Market Value of no less than $25 million and (ii) Angel Oak Investor, and the Demand Notice shall offer each such Holder the opportunity to include in the Demand Registration that number of Registrable Securities as such Holder may request in writing. Subject to Section 3.1.7, the Company shall include in the Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) Business Days after the date that the Demand Notice was delivered.

Section 3.1.4.      Demand Withdrawal. Any applicable Holder that has requested its Registrable Securities be included in a Demand Registration pursuant to Section 3.1.3 may withdraw all or any portion of its Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement. Upon receipt of a notice to such effect from all such Holder(s) with respect to all of the Registrable Securities included by all such Holder(s) in such Demand Registration, the Company shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement. A Demand Registration Request in respect of which a Demand Registration Statement has been withdrawn in accordance with this Section 3.1.4 will not count against the limits specified in Section 3.1.2 (x) if such withdrawal follows a Demand Suspension or (y) in all other cases, if each applicable Holder reimburses the Company for such Holder’s Pro Rata Portion of the Registration Expenses (other than registration and filing fees) incurred in connection with such Demand Registration Statement promptly upon the Company’s request.

Section 3.1.5.      Effective Registration. The Company shall use commercially reasonable efforts to cause the Demand Registration Statement to become effective and remain effective for not less than 180 days (or such shorter period as will terminate when all Registrable Securities covered by such Demand Registration Statement have been sold or withdrawn), or, if such Demand Registration Statement relates to an Underwritten Public Offering, such longer period as in the opinion of counsel for the underwriter or underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer.

Section 3.1.6.      Delay in Filing; Suspension of Registration. If the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the applicable Holders, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, however, that the Company shall not be permitted to exercise a Demand Suspension (i) more than twice during any 12 month period or (ii) for a period exceeding 60 days on any one occasion. In the case of a Demand Suspension, the applicable Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the applicable Holders in writing upon the termination of any Demand Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the applicable Holders such numbers of copies of the Prospectus as so amended or supplemented as such Holders may reasonably request. The Company shall, if necessary, supplement or amend the Demand Registration Statement if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders of a majority of Registrable Securities that are included in such Demand Registration Statement.

Section 3.1.7.      Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Public Offering of the Registrable Securities included in a Demand Registration advise the Company in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number that can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be, in the case of any Demand Registration, (i) first, allocated to each Holder that has requested to participate in such Demand Registration an amount equal to a number of such shares equal to such Holder’s Pro Rata Portion (provided, that any Registrable Securities thereby allocated to a Holder that exceed the number of such Registrable Securities that such Holder desires to include shall be reallocated among the remaining requesting Holders who desire to include Registrable Securities in a like manner) and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of other securities for other holders that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect. A Demand Registration Request in respect of which the securities to be included in a Registration has been modified in accordance with this Section 3.1.7 will not count against the limits specified in Section 3.1.2 if fewer than 50 percent of the number of Registrable Securities that the Lead Investor who made the applicable Demand Registration Request desired to include are allocated to such Lead Investor in accordance with clause (i).

Setion 3.2.      Shelf Registration.

Section 3.2.1.      Filing of Shelf Registration. At any time following the 181st day after the closing of the IPO (the “Shelf Filing Eligibility Date”), the Company may file with the SEC a shelf Registration Statement pursuant to Rule 415 under the Securities Act (a “Shelf Registration Statement”) with respect to the resale of all of the Registrable Securities held by the Holders. Notwithstanding the foregoing, in the event that, at any time following the Shelf Filing Eligibility Date, the Company has not effected or is not diligently pursuing a Shelf Registration Statement pursuant to the foregoing sentence, then, upon the written request of any Holder (the “Shelf Registration Request”), the Company shall promptly file with the SEC such Shelf Registration Statement with respect to the resale of all of the Registrable Securities held by the Holders. Irrespective of whether the filing of the Shelf Registration Statement was pursuant to the Shelf Registration Request, the Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to promptly (but in any event within ninety (90) days) be declared (or become) effective under the Securities Act. Any such Registration pursuant to this Section 3.2.1 shall hereinafter be referred to as a “Shelf Registration.”

Section 3.2.2.      Shelf Registration Notice. Promptly upon either the Company’s determination to file the Shelf Registration Statement or receipt of the Shelf Registration Request (but in no event more than twenty (20) days thereafter), the Company shall deliver a written notice (a “Shelf Registration Notice”) of such determination or request to all Holders (other than, in the case of a Shelf Registration Request, the Holder who delivered such request), which notice shall offer each such Holder the opportunity to include in the Shelf Registration all of such Holder’s Registrable Securities. The Company shall include in such Shelf Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within seven (7) Business Days after the date that the Shelf Registration Notice has been delivered.

Section 3.2.3.      Continued Effectiveness. The Company shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming part of the Shelf Registration Statement to be usable by Holders until the earlier of: (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period, if any, referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder); and (ii) the date as of which no Holder holds Registrable Securities. In furtherance of the foregoing, the Company shall prepare and file such additional Registration Statements as necessary every three years and use its commercially reasonable efforts to cause such Registration Statements to be declared (or become) effective under the Securities Act so that such Registration Statements remain continuously effective with respect to Registrable Securities as specified in this Section, such subsequent Registration Statements to constitute the Shelf Registration Statement hereunder.

Section 3.2.4.      Suspension of Registration. If the continued use of the Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided, however, that the Company shall not be permitted to exercise a Shelf Suspension (i) more than twice during any 12-month period; or (ii) for a period exceeding 60 days on any one occasion. In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders in writing upon the termination of any Shelf Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The Company shall, if necessary, supplement or amend the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration Statement or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by any Holder.

Section 3.2.5.      Underwritten Shelf Takedown.

(a)            Except as otherwise specified in this Section 3.2.5, if the Holders of a majority of the Registrable Securities then registered pursuant to the Shelf Registration Statement so elect by written notice to the Company (a “Shelf Takedown Request”), an offering of such Registrable Securities pursuant to the Shelf Registration Statement may be in the form of an Underwritten Shelf Takedown, and as soon as reasonably practicable after receipt of such notice, the Company shall amend or supplement the Shelf Registration Statement as necessary for such purpose.

(b)            Promptly upon receipt of a Shelf Takedown Request (but in no event more than five (5) Business Days thereafter (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”)) for any Underwritten Shelf Takedown, the Company shall deliver a notice (a “Shelf Takedown Notice”) to each other Holder with Registrable Securities covered by the Shelf Registration Statement (each, a “Potential Takedown Participant”). The Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity to include in such Underwritten Shelf Takedown such number of Registrable Securities as each such Potential Takedown Participant may request in writing. The Company shall include in the Underwritten Shelf Takedown all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after the date that the Shelf Takedown Notice has been delivered.

(c)            Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect any Underwritten Shelf Takedown if: (i) a Demand Registration was declared effective or an Underwritten Shelf Takedown was consummated within the preceding 90 days; or (ii) the Registrable Securities requested to be offered in such Underwritten Shelf Takedown pursuant to the Shelf Takedown Request have a Market Value equal to less than $25 million on the date of the Shelf Takedown Request. Moreover, the Company shall not be obligated to effect more than two Underwritten Shelf Takedowns in any twelve-month period.

Section 3.2.6.      Priority of Securities Sold Pursuant to Shelf Takedowns. If the managing underwriter or underwriters of a proposed Underwritten Shelf Takedown pursuant to Section 3.2.5 advise the Company in writing that, in its or their opinion, the number of securities requested to be included in the proposed Underwritten Shelf Takedown exceeds the number that can be sold in such Underwritten Shelf Takedown without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the number of Registrable Securities to be included in such offering shall be (i) first, allocated to each Holder that has requested to participate in such Underwritten Shelf Takedown an amount equal to a number of such shares equal to such Holder’s Pro Rata Portion (provided, that any Registrable Securities thereby allocated to a Holder that exceed the number of such Registrable Securities that such Holder desires to include shall be reallocated among the remaining requesting Holders who desire to include Registrable Securities in a like manner); and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of other securities for other holders that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect.

Setion 3.3.      Piggyback Registration.

Section 3.3.1.      Participation. If at any time following the closing of the IPO, the Company proposes to file a Registration Statement under the Securities Act or to conduct a Public Offering with respect to any offering of its equity securities for its own account or for the account of any other Persons (other than (i) a Registration under Section 3.1 or 3.2; (ii) a Registration on Form S-4 or Form S-8 or any successor form to such forms; or (iii) a Registration of securities solely relating to an offering and sale to employees or directors of the Company or its subsidiaries or to the Manager or employees or officers of the Manager pursuant to any employee stock plan, equity incentive plan or other employee benefit plan arrangement), then, as soon as practicable (but in no event less than ten (10) Business Days prior to the proposed date of filing of such Registration Statement or, in the case of a Public Offering under a Shelf Registration Statement, the anticipated pricing or trade date), the Company shall give written notice (a “Piggyback Notice”) of such proposed filing or Public Offering to each (i) Holder holding Registrable Securities with a Market Value of no less than $25 million and (ii) Angel Oak Investor, and such Piggyback Notice shall offer each such Holder the opportunity to register under such Registration Statement, or to sell in such Public Offering, such number of Registrable Securities as such Holder may request in writing (a “Piggyback Registration”). Subject to Section 3.3.2, the Company shall include in such Registration Statement or in such Public Offering, as applicable, all such Registrable Securities that are requested to be included therein within five (5) Business Days after the receipt by such Holder of any such notice; provided, however, that if at any time after giving written notice of its intention to register or sell any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, or the pricing or trade date of a Public Offering under a Shelf Registration Statement, the Company determines for any reason not to register or sell or to delay the Registration or sale of such securities, the Company shall give written notice of such determination to each applicable Holder and, thereupon, (i) in the case of a determination not to register or sell, shall be relieved of its obligation to register or sell any Registrable Securities in connection with such Registration or Public Offering (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay Registration or sale, shall be permitted to delay registering or selling any Registrable Securities for the same period as the delay in registering or selling such other securities. Any applicable Holder shall have the right to withdraw all or part of its request for inclusion of its Registrable Securities in a Piggyback Registration by giving written notice to the Company of its request to withdraw.

Section 3.3.2.      Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed offering of Registrable Securities included in a Piggyback Registration informs the Company and the participating Holders in writing that, in its or their opinion, the number of securities that such Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be as follows:

(a)            If the registration is undertaken for the Company’s account: (i) first, 100 percent of the securities that the Company proposes to sell; (ii) second, and only if all the securities referred to in clause (i) have been included, the number of (A) Registrable Securities and (B) all other securities eligible for inclusion in such Piggyback Registration pursuant to the exercise of contractual rights comparable to the Piggyback Registration rights contained herein that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated to each applicable Holder and holder with contractual rights comparable to the Piggyback Registration rights contained herein on a pro rata basis (based on the relative number of Registrable Securities requested to be included by such applicable Holders and the number of securities requested to be included by such applicable holders with contractual rights comparable to the Piggyback Registration rights contained herein); and (iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included in such Registration, any other securities to be included in such Piggyback Registration that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect.

(b)            If the registration is a “demand” registration undertaken pursuant to the exercise of “demand” contractual rights by one or more parties other than the Company: (i) first, 100 percent of the securities that such demanding parties propose to sell; (ii) second, and only if all the securities referred to in clause (i) have been included, the number of securities that the Company proposes to sell that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect; (iii) third, and only if all the securities referred to in clause (ii) have been included, the number of (A) Registrable Securities and (B) all other securities eligible for inclusion in such Piggyback Registration pursuant to the exercise of contractual rights comparable to the Piggyback Registration rights contained herein that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated to each applicable Holder and holder with contractual rights comparable to the Piggyback Registration rights contained herein on a pro rata basis (based on the relative number of Registrable Securities requested to be included by such applicable Holders and the number of securities requested to be included by such applicable holders with contractual rights comparable to the Piggyback Registration rights contained herein); and (iv) fourth, and only if all of the Registrable Securities referred to in clause (iii) have been included in such Registration, any other securities to be included in such Piggyback Registration that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect.

Section 3.3.3.      No Effect on Other Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 3.3 shall be deemed to have been effected pursuant to Sections 3.1 and 3.2 or shall relieve the Company of its obligations under Sections 3.1 and 3.2.

Setion 3.4.      Lock-Up Agreements. In connection with each Registration or sale of Registrable Securities pursuant to Section 3.1, 3.2 or 3.3 conducted as an Underwritten Public Offering, each Holder agrees, if requested, to become bound by and to execute and deliver a lock-up agreement with the underwriter(s) of such Underwritten Public Offering restricting such Holder’s right to (a) Transfer, directly or indirectly, any Registrable Securities, or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of Registrable Securities during the period commencing on the date of the underwriting agreement relating to the Underwritten Public Offering and ending on the date specified by the underwriters (such period not to exceed 90 days plus such additional period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on the publication or other distribution of research reports and analyst recommendations and opinions, if applicable). The terms of such lock-up agreements shall be negotiated among the Investors, the Company and the underwriters and shall include customary carve-outs from the restrictions on Transfer set forth therein.

Setion 3.5.      Registration Procedures.

Section 3.5.1.      Requirements. In connection with the Company’s obligations under Sections 3.1, 3.2 and 3.3, the Company shall use its commercially reasonable efforts to effect such Registration and to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

(a)            as promptly as practicable prepare the required Registration Statement, including all exhibits and financial statements required under the Securities Act to be filed therewith and the Prospectus, and, before filing a Registration Statement or Prospectus or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to the Holders of the Registrable Securities covered by such Registration Statement, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Holders and their respective counsel, (y) make such changes in such documents concerning the Holders prior to the filing thereof as such Holders, or their counsel, may reasonably request, and (z) except in the case of a Registration under Section 3.3, not file any Registration Statement or Prospectus or amendments or supplements thereto to which any Holder or the underwriters, if any, shall reasonably object;

(b)            prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus as may be (x) reasonably requested by any Holder with Registrable Securities covered by such Registration Statement, or (y) necessary to keep such Registration Statement effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(c)            notify the participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (a) when the applicable Registration Statement or any amendment thereto has been filed or is declared (or becomes) effective, and when the applicable Prospectus or any amendment or supplement thereto has been filed, (b) of any written comments by the SEC, or any request by the SEC or other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus, or for additional information (whether before or after the effective date of the Registration Statement), (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, and (d) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(d)            promptly notify each selling Holder and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus, which shall correct such misstatement or omission or effect such compliance;

(e)            use its commercially reasonable efforts to prevent, or obtain the withdrawal of, any stop order or other order or notice preventing or suspending the use of any preliminary or final Prospectus;

(f)            promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment such information as the managing underwriter or underwriters and the Holders of a majority of Registrable Securities covered by the applicable Registration Statement agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

(g)            furnish to each selling Holder and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment or supplement thereto;

(h)            deliver to each selling Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter (it being understood that the Company shall consent to the use of such Prospectus or any amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto);

(i)            on or prior to the date on which the applicable Registration Statement becomes effective, use its commercially reasonable efforts to register or qualify, and cooperate with the selling Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the Registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction as any such selling Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such Registration or qualification in effect for such period as required by Section 3.1 or Section 3.2, as applicable, provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(j)            cooperate with the selling Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request prior to any sale of Registrable Securities to the underwriters;

(k)            enter into such customary underwriting agreements and take all such other actions as the Holders of a majority of Registrable Securities covered by the applicable Registration Statement or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the Registration and disposition of such Registrable Securities;

(l)            in the case of an Underwritten Public Offering, furnish to each managing underwriter or underwriters a signed counterpart, addressed to such managing underwriter or underwriters, of (i) an opinion or opinions of counsel to the Company and (ii)  a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the managing underwriter or underwriters therefor reasonably request;

(m)            cooperate with each selling Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(n)            use its commercially reasonable efforts to comply with all applicable securities laws and, if a Registration Statement was filed, make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(o)            provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(p)            use its commercially reasonable efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company’s equity securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s equity securities are then quoted;

(q)            make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the Holders of a majority of the Registrable Securities covered by such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by such Holders or underwriters (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspector in connection with such Registration Statement, subject to entry by each such Inspector into a customary confidentiality agreement or other confidentiality undertaking in a form reasonably acceptable to the Company;

(r)            in the case of an Underwritten Public Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(s)            take no direct or indirect action prohibited by Regulation M under the Exchange Act; and

(t)            take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms of this Agreement.

Section 3.5.2.      Company Information Requests. The Company may require each Holder of Registrable Securities as to which any Registration or sale is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing, and the Company may exclude from such Registration or sale the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

Section 3.5.3.      Discontinuing Registration. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.5.1(d), such Holder will discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3.5.1(d), or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, or any amendments or supplements thereto, and if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 3.5.1(d) or is advised in writing by the Company that the use of the Prospectus may be resumed.

Setion 3.6.      Underwritten Offerings.

Section 3.6.1.      Shelf and Demand Registrations. If requested by the underwriters for any Underwritten Public Offering, pursuant to a Registration or sale under Section 3.1 or 3.2, the Company shall enter into an underwriting agreement with such underwriters, such agreement to be reasonably satisfactory in substance and form to each of the Company, the Holders of a majority of Registrable Securities covered by the applicable Registration Statement and the underwriters, and to contain such representations and warranties by the Company and of such Holders and such other terms as are generally prevailing in agreements of that type. The Holders of the Registrable Securities proposed to be distributed by such underwriters shall cooperate with the Company in the negotiation of the underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof, and such Holders shall complete and execute all questionnaires, powers of attorney and other documents reasonably requested by the underwriters and required under the terms of such underwriting arrangements.

Section 3.6.2.      Piggyback Registrations. If the Company proposes to register or sell any of its securities under the Securities Act as contemplated by Section 3.3 and such securities are to be distributed through one or more underwriters, the Company shall, if requested by any applicable Holder pursuant to Section 3.3 and, subject to the provisions of Section 3.3.2, use its commercially reasonable efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration or sale all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such Registration or sale. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement among the Company and such underwriters and shall complete and execute all questionnaires, powers of attorney and other documents reasonably requested by the underwriters and required under the terms of such underwriting arrangements. Such underwriting agreement shall contain such representations and warranties by the Company and of such Holders and such other terms as are generally prevailing in agreements of that type.

Section 3.6.3.      Selection of Underwriters; Selection of Counsel. In the case of an Underwritten Public Offering under Section 3.1 or 3.2, the managing underwriter or underwriters to administer the offering shall be determined by the Holders of a majority of Registrable Securities covered by the applicable Registration Statement; provided that such underwriter or underwriters shall be reasonably acceptable to the Company. In the case of an Underwritten Public Offering under Section 3.3, the managing underwriter or underwriters to administer the offering shall be determined by the Company. In the case of an Underwritten Public Offering under Section 3.1, 3.2 or 3.3, counsel to the Holders shall be selected by the Holders of a majority of Registrable Securities covered by the applicable Registration Statement.

Setion 3.7.      Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including: (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA; (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses); (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants or independent auditors of the Company and their respective subsidiaries (including the expenses of any special audit and comfort letters required by or incident to such performance); (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice; (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system; (vii) all reasonable fees and disbursements of one legal counsel for the selling Holders; (viii) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration or sale; and (ix) the costs and expenses of the Company related to the “road show” for any Underwritten Public Offering. All such expenses are referred to herein as “Registration Expenses.” The Company shall not be required to pay (x) any fees and disbursements to underwriters not customarily paid by the issuers of securities in an offering similar to the applicable offering, including underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities or, (y) any fees or expenses of any counsel retained by a Holder other than as contemplated by clause (vii) above.

Setion 3.8.      Indemnification.

Section 3.8.1.      Indemnification by the Company. The Company shall indemnify and hold harmless, to the full extent permitted by law, each selling Holder of Registrable Securities, its officers, directors, shareholders, partners, members, trustees, employees, Affiliates, representatives and agents, and each Person, if any, who controls such selling Holder or any such other Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses and any indemnity and contribution payments made to underwriters ) (each, a “Loss” and, collectively, “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities are registered or sold under the Securities Act (including any final or preliminary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein); or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading; provided, that no selling Holder shall be entitled to indemnification pursuant to this Section 3.8.1 in respect of any untrue statement or omission contained in any information relating to such selling Holder furnished in writing by such selling Holder to the Company specifically for inclusion in a Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the Transfer of such securities by such Holder. The Company shall also indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) on substantially the same basis as that of the indemnification of the selling Holders provided in this Section 3.8.1 (subject to any exceptions as may be agreed to by the Company and such underwriters).

Section 3.8.2.      Indemnification by the Selling Holders. Each selling Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its officers, directors, Affiliates, representatives and agents and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were registered or sold under the Securities Act (including any final or preliminary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission is contained in any information relating to such selling Holder furnished in writing by such selling Holder to the Company specifically for inclusion in a Registration Statement. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder from the sale of its Registrable Securities in the offering giving rise to such indemnification obligation.

Section 3.8.3.      Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses; (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person; (iii) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party; or (iv) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 3.8.3, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time (in addition to any local counsel). The indemnification required by this Section 3.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Losses are incurred, upon receipt by the indemnifying party of an undertaking by or on behalf of the indemnified party to repay such amounts if it is determined that such indemnified party is not entitled to be indemnified hereunder.

Section 3.8.4.      Contribution. If for any reason the indemnification provided for in Section 3.8.1 and Section 3.8.2 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein (other than as a result of exceptions or limitations on indemnification contained in Section 3.8.1 and Section 3.8.2), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 3.8.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 3.8.4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 3.8.1 and 3.8.2 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this Section 3.8.4, in connection with any Registration Statement filed by the Company, a selling Holder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such holder from the sale of its Registrable Securities in the offering giving rise to such contribution obligation. If indemnification is available under this Section 3.8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 3.8.1 and 3.8.2 hereof without regard to the provisions of this Section 3.8.4. The remedies provided for in this Section 3.8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

Setion 3.9.      Rules 144 and 144A and Regulation S. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available such necessary information for so long as necessary to permit sales that would otherwise be permitted by this Agreement pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time or any similar rule or regulation hereafter adopted by the SEC), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without Registration under the Securities Act in transactions that would otherwise be permitted by this Agreement and within the limitation of the exemptions provided by (i) Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

Setion 3.10.      Existing Registration Statements. Notwithstanding anything herein to the contrary and subject to applicable law and regulation, the Company may satisfy any obligation hereunder to file a Registration Statement or to have a Registration Statement become effective by a specified date by designating, by notice to the Holders, a Registration Statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant Registration Statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided, that such previously filed Registration Statement may be amended or, subject to applicable securities laws, supplemented to add the number of Registrable Securities, and, to the extent necessary, to identify as selling stockholders those Holders demanding the filing of a Registration Statement pursuant to the terms of this Agreement. To the extent this Agreement refers to the filing or effectiveness of other Registration Statements, by or at a specified time and the Company has, in lieu of then filing such Registration Statements or having such Registration Statements become effective, designated a previously filed or effective Registration Statement as the relevant Registration Statement for such purposes, in accordance with the preceding sentence, such references shall be construed to refer to such designated Registration Statement, as amended or supplemented in the manner contemplated by the immediately preceding sentence.

ARTICLE IV.
MISCELLANEOUS

Setion 4.1.      Authority; Effect. Each party hereto represents and warrants to and agrees with each other party hereto that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which such party’s assets are bound and (b) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent that the enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors generally and (ii) general principles of equity. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

Setion 4.2.      Notices. Any notices, requests, demands and other communications that may or are required to be given hereunder by any party to another shall be deemed to have been duly given if (i) personally delivered or delivered by facsimile, when received, (ii) sent by U.S. Express Mail or recognized overnight courier, on the second following business day (or third following business day if mailed outside the United States) or (iii) delivered by electronic mail, when received:

If to the Company, to:

Angel Oak Mortgage, Inc.
c/o Falcons I, LLC

3344 Peachtree Roade NE, Suite 1725

Atlanta, Georgia 30326

Attention: Dory Black
E-mail: dory.black@angeloakcapital.com

If to any Investor, to such Investor at the address set forth in the records of the Company.

Notice to the holder of record of any Registrable Securities shall be deemed to be notice to the holder of such securities for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (i) on the date received, if personally delivered; (ii) on the date received if delivered by facsimile or e-mail on a Business Day, or if not delivered on a Business Day, on the first Business Day thereafter; and (iii) two Business Days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

Setion 4.3.      Termination and Effect of Termination. This Agreement shall terminate upon the date on which no Holder holds any Registrable Securities, except for the provisions of Sections 3.8 and 3.9, which shall survive any such termination. No termination under this Agreement shall relieve any Person of liability for breach or Registration Expenses incurred prior to termination. In the event this Agreement is terminated, each Person entitled to indemnification rights pursuant to Section 3.8 hereof shall retain such indemnification rights with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.

Setion 4.4.      Successors and Assigns. Except as expressly provided in this Agreement, the rights and obligations of the Holders under this Agreement shall not be assignable by any Holder to any Person that is not a Holder. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

Setion 4.5.      No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of a party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Setion 4.6.      Amendments. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and the Holders of a majority of Registrable Securities under this Agreement, notice of which has been provided to all Holders not party thereto pursuant to the provisions of Section 4.2 hereof; provided, however, that any amendment, modification, extension or termination that disproportionately and adversely affects any Holder shall require the prior written consent of such Holder. Each such amendment, modification, extension or termination shall be binding upon each party hereto. In addition, each party hereto may waive any right hereunder by an instrument in writing signed by such party.

Setion 4.7.      Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the choice of law provisions thereof.

Setion 4.8.      Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Southern District of the State of New York in the Borough of Manhattan for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court, and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 4.2 hereof is reasonably calculated to give actual notice.

Setion 4.9.      WAIVER OF JURY TRIAL. ALL PARTIES TO THIS AGREEMENT KNOW AND UNDERSTAND THAT THEY HAVE A CONSTITUTIONAL RIGHT TO A JURY TRIAL. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. THE PARTIES INTEND THIS WAIVER OF THE RIGHT TO A JURY TRIAL BE AS BROAD AS POSSIBLE.

Setion 4.10.      Merger; Binding Effect, Etc. This Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and is binding upon and will inure to the benefit of the parties hereto and thereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein, no Holder or any other party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing will be null and void.

Setion 4.11.      Counterparts. This Agreement may be executed by the parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Setion 4.12.      Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Setion 4.13.      Other Registration Rights Agreements. The Company shall be permitted to grant registration rights to other Persons simultaneously with, or subsequent to, the execution of this Agreement on such terms as may be agreed by the Company and such other Persons; provided, that the Company agrees that it shall not enter into any agreement that violates or subordinates the rights expressly granted to the Holders of Registrable Securities in this Agreement.

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first above written.

COMPANY:	Angel Oak Mortgage, Inc.

	By:	/s/ Brandon Filson
Name: Brandon Filson
Title: Chief Financial Officer and Treasurer

MS INVESTOR:	NHTV Atlanta Holdings LP

	By:	/s Teddy Cummings
Name: Teddy Cummings
Title: Vice President

DK INVESTOR:	Xylem Finance LLC
By: Davidson Kempner Capital Management LP, its Investment Manager

	By:	/s/ Patrick W. Dennis
Name: Patrick W. Dennis
Title: Co-Deputy Executive Managing Member

ANGEL OAK INVESTOR:	FALCONS I, LLC

	By:	/s/ Dory Black
Name: Dory Black
Title: Secretary

ANGEL OAK INVESTOR:	/s/ Sreeniwas Prabhu
Sreeniwas Prabhu

ANGEL OAK INVESTOR:	/s/ Michael Fierman
Michael Fierman

[Signature Page to Registration Rights Agreement]

OTHER INVESTOR:	VPIP AO MF LLC

	By:	/s/ Mike Peck
Name: Mike Peck
Title: President

OTHER INVESTOR:	Allan J. Flader Revocable Living Trust

	By:	/s/ Kat Flader
Name: Kat Flader
Title: Personal representative

OTHER INVESTOR:	James W. F. Brooks Trust

	By:	/s/ James W.F. Brooks
Name: James W.F. Brooks
Title: Trustee

OTHER INVESTOR:	A-G Capital Holdings Corp

	By:	/s/ Scott J. Brooks
Name: Scott J. Brooks
Title: President

OTHER INVESTOR:	TM Brooks, LLC

	By:	/s/ James W.F. Brooks
Name: James W.F. Brooks
Title: Manager

[Signature Page to Registration Rights Agreement]